UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 5, 2007

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS	01331
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number:                                                      978-249-3551

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2007, the Board of Directors of The L.S. Starrett Company (the "Company") voted to accept Antony McLaughlin’s resignation from the Board of Directors and to elect Salvadore de Camargo, Jr. as director of the Company to serve out the balance of Mr. McLaughlin’s term, effective September 17, 2007.  Mr. de Camargo, Jr., age 61, currently serves as President of the Company’s Brazilian subsidiary, Starrett Industria e Comercio Ltda.  Mr. de Camargo, Jr. has served that subsidiary for 44 years in a variety of positions, most recently as Vice President and Director 2000-2001, and Industrial Director 1979-2000.  The Corporate Governance and Nominating Committee considered the Company’s significant operations in Brazil and Mr. de Camargo’s experience with the Company’s Brazilian operations in its decision to nominate him for election to the Board.

Item 8.01 Other Events

The Company announced that it has changed the date of its Annual Meeting of Stockholders to October 10, 2007 from the previously announced date of October 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: September 11, 2007	By:	/s/ Randall J. Hylek
	Name:	Randall J. Hylek
	Title:	Treasurer and Chief Financial Officer